LIMITED POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
        That I, James M. Hoak, Jr., an individual resident of the State of Texas
("Filer"), have made, constituted and appointed Kelly Slayton as the lawful attorney-in-fact for me, in my name, place, and stead and on my behalf, with respect solely to shares of capital stock of Dynamex, Inc., a Delaware corporation (the "Company"), owned by Filer, to (1) prepare and sign any Form 3,
4 or Form 5 under Section 16 ("Section 16") of the Securities Exchange Act of
1934, as amended (the "Act"), and file such forms with the Securities and
Exchange Commission (the "SEC") and The Nasdaq Stock Market ("Nasdaq") or any
other stock exchange on which the Company's capital stock is listed, (2) prepare and sign any Schedule 13G or Schedule 13D under Regulation 13D promulgated under the Act ("Regulation 13D"), and file such forms with the SEC and Nasdaq or any other stock exchange on which the Company's capital stock is listed, and (3)
take or cause to be taken any and all actions that are necessary or appropriate in connection with the foregoing.
        That I hereby give and grant to my said attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as I might or could do if I was personally present; authorize and empower my attorney-in-fact to make appointment of attorney-in-fact by substitution; and ratify and confirm all such lawful acts that my attorney-in-fact or their substitute may do or cause to be done by virtue hereof.
        That this Limited Power of Attorney shall become effective on the date of signature and shall continue until I revoke it in writing or until I am no longer subject to the requirements of both Section 16 and Regulation 13D, whichever is earlier, and shall not be affected by my disability or incompetence hereafter.
        IN WITNESS WHEREOF, I have signed this document on December 3, 2003.

/s/ James M. Hoak, Jr.
James M. Hoak, Jr.

STATE OF TEXAS                *
                                *
COUNTY OF DALLAS                *
        BEFORE ME, the undersigned Notary Public, on this day personally appeared
James M. Hoak, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and, being by me first duly sworn, acknowledged to me that he executed the same for the purposes therein expressed.
        Given under my hand and seal of office this 3rd day of December, 2003.
/s/ Jodie K. Owen
Notary Public in and for the State of Texas
(SEAL) Jodie K. Owen, Notary Public, State of Texas
       My Commission Expires 4-5-07